UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Act, as amended

Date of this Report (Date of Earliest event reported) May 27, 2014

ML CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	6199	33-1219511
(State or Other Jurisdiction of Incorporation)	Primary Industrial Classification Number)	(IRS Employer Identification Number)

16810 East Avenue of the Fountains, Suite 120
Fountain Hills, Arizona 85268
(480) 816-5308
(Address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 250.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240 14d-2(b))

☐ (re-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©))

All statements contained in this Current Report or in the exhibits furnished with the Current Report other than statements of historical fact are forward-looking statements. These statements speak only as of the date of this Current Report and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to our relationships with strategic partners, difficulties in integrating acquired businesses, changes in economic political or regulatory conditions or other trends and our ability to attract and retain qualified personnel. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable laws or regulations we do not undertake any obligations to update our forward-looking statements to reflect future events or circumstances.

Table of Contents

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 9.01	Financial Statements and Exhibits

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 27, 2014, (the “File Date”), ML Capital Group, Inc. (the “Registrant”) filed Articles of Organization with the Arizona Corporation Commission forming Superstar Products, LLC., a wholly owned subsidiary of the Registrant. The purpose of Superstar Products LLC., is to facilitate the importation and sale of 3 in 1 vaporizing pens.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Articles of Organization

Signature

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on both on its behalf by the undersigned thereunto duly authorized.

ML CAPITAL GROUP, INC.

Dated July 18, 2014	By:	/s/ Lisa Nelson
Lisa Nelson
President and Chief Executive Officer